neurabot

PT. Neura Integrasi Solusi
Jl. Bantul km. 9, Rt/Rw : 19/00,
Krandohan, Pendowoharjo, Sewon, Bantul,
Daerah Istimewa Yogyakarta 55186
Phone : +62 821-3391-2244
Email : lab@neurabot.ai / Indarto@neurabot.ai

PURCHASE ORDER

PURCHASE ORDER TO :

Phaos Technology PTE LTD
83, Science Park Drive,
#04-01A/B,The Curie,
Singapore 118258
Phone : +65 6909 9430

No : [redacted]
Date : [redacted]
CP : [redacted]
Phone : [redacted]
Email : [redacted]

NO	ITEM	QTY	UNIT PRICE (USD)	TOTAL (USD)
1	[redacted]	[redacted]	[redacted]	90.500,00
2	[redacted]	[redacted]	[redacted]	11.400,00
			SUB TOTAL	101.900,00
			DISCOUNT	-
			TAX	-
			TOTAL	101.900,00

invoices

Regrads,

Indarto
CEO Neurabot

Note : If you have any questions about this Purchase Order, please contact us at Phone : +62 821-3391-2244, E-mail : lab@neurabot.ai